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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we herby consent to the use of our report on FastChannel Network, Inc. as of and for the years ended December 31, 2005 and 2004, dated March 30, 2006, and all references to our Firm included in or made part of this joint proxy statement/registration statement on Form S-4 of Digital Generation Systems, Inc.

/s/ VITALE, CATURANO & COMPANY, Ltd.

Boston, Massachusetts
March 30, 2006

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS